EX-99.B-77Q2

SUB-ITEM 77Q2: For closed-end management companies except small business investment companies, furnish the information called for by Item 405 of Regulation S-K [17 CFR 229.405].

IVY HIGH INCOME OPPORTUNITIES FUND

Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the 1940 Act require the Fund’s Officers and Trustees, Ivy Investment Management Company (IICO), the Fund’s investment adviser, affiliated persons of IICO, and persons who beneficially own more than ten percent of the Fund’s shares to file certain reports of ownership (“Section 16 Filings”) with the SEC. To the Fund’s knowledge, all required Section 16 Filings were timely and correctly made by reporting persons during the Fund’s most recently completed fiscal year. Due to an error in 2013, the following affiliated persons of IICO did not timely file a Form 3 Initial Statement of Beneficial Ownership of Securities at that time: Michael L. Avery; Thomas W. Butch; Ryan C. Casey; Bryan Krug; Kristen A. Richards; Richard Starks, II; Mira Stevovich; Michael D. Strohm; John E. Sundeen; and Cory A. Williams.